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                                                                 EXHIBIT 10.56-1


                            FIRST AMENDMENT TO THE
                                 SMART & FINAL
                    SUPPLEMENTAL DEFERRED COMPENSATION PLAN


          The Smart & Final Supplemental Deferred Compensation Plan ("Plan") is amended, effective as if included in the Plan as originally adopted; as follows:

     1.   Section 2.15 of the Plan is amended to read as follows:

               2.15 "Eligible Associate" means any individual employed by an Employer in a management position with annual Base Compensation of not less than $75,000 for 1994. This amount may be adjusted from time to time by the Committee to reflect increases in the cost of living.

     2.   Section 2.24 of the Plan is amended to read as follows:

               2.24  "Qualified 401(k) Plan" means the plan qualified under
          Section 401(k) of the Code which is sponsored by the Employer.

     3.   Section 2.24A is added to the Plan to read as follows:

               2.24A "Qualified Pension Plan" means the defined benefit pension plan qualified under Section 401(a) of the Code which is sponsored by the Employer.

     4.   Section 2.25 of the Plan is amended to read as follows:

               2.25 "Retirement" means a Participant's Severance after the earlier of his Early Retirement Date, Normal Retirement Date or becoming Disabled. A Disabled Participant shall be deemed to retire when his Base Compensation ceases to be paid.

     5. Section 2.26 of the Plan is amended by deleting the final sentence thereof.

     6.   Section 3.2 of the Plan is amended to read as follows:

               3.2 A Participant who has not timely submitted a valid Deferral Election may not defer any Covered Compensation (or receive the corresponding company contributions under Article IV) for the applicable Plan Year.

     7.   Section 4.1 of the Plan is amended to read as follows:
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               4.1  With respect to each Plan Year, the Company shall allocate to each Participant as of January 1 of the following Plan Year an amount, if any, equal to such Participant's lost share of Company profit sharing contributions and forfeitures under the Qualified 401(k) Plan attributable solely to the reduction in his compensation by reason of Deferrals hereunder, provided that the Participant is employed by the Employer on such January 1.

     8.   Section 4.2 of the Plan is amended to read as follows:

               4.2 With respect to each Plan Year, the Company shall allocate to each Participant as of January 1 of the following Plan Year an amount, if any, equal to such Participant's lost share of Employer nondiscretionary matching contributions under the Qualified 401(k) Plan attributable solely to the reduction in his compensation by reason of Deferrals hereunder, provided that the Participant is employed by the Employer on such January 1.

     9.   Section 4.3 is added to the Plan to read as follows:

               4.3 With respect to each Plan Year, the Company shall allocate to each Participant during the following Plan Year an amount, if any, equal to such Participant's lost share of Employer discretionary matching contributions under the Qualified 401(k) Plan attributable solely to the reduction in his compensation by reason of Deferrals hereunder, provided that the Participant is employed by the Employer on the date of such allocation. Such allocation shall be made as of the first day of the month in which the Employer contributes and allocates the discretionary matching contribution in the Qualified 401(k) Plan.

     10.  Section 4.4 is added to the Plan to read as follows:

               4.4 In the event that a Participant receives a retirement or severance benefit (but not a death benefit) from the Qualified Pension Plan which has been reduced due to the reduction in his compensation by reason of Deferrals hereunder, the Company shall pay to the Participant the lump sum actuarial equivalent (based upon the actuarial factors set forth in the Qualified Pension Plan)
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          of such reduction in benefit. Notwithstanding any provision in the
          Plan to the contrary, such amount shall be paid directly by the Company to the Participant in a lump sum subject to applicable withholding as soon as practicable after receipt by the Participant of benefits from the Qualified Pension Plan, and shall at no time be considered as part of his Account.

     11. Section 5.1 of the Plan is amended by substituting the word "first" for the word "last" in the first sentence thereof.

     12. Section 5.2 of the Plan is amended by the addition of the phrase "(net earnings rate)" between the phrase "on the performance" and the phrase "of the investment options" in the first sentence thereof.

     13. Section 6.1 of the Plan is amended by the addition of the following language to the end thereof:

               "Notwithstanding the foregoing, a Disabled Participant may request distribution in the form of a lump sum payout. The Committee, in its sole and absolute discretion, may approve or disapprove such request."

     14. Section 6.5 of the Plan is amended by substituting the following language for the final sentence thereof:

               "The Participant shall be paid the Withdrawal Amount, less penalty and applicable withholding, within 60 days of his election."

     15.  Section 8.3 of the Plan is amended to read as follows:

               8.3 The portion of the death benefit payable pursuant to Sections 8.1 and 8.2 representing the Account balance shall be paid in three equal annual installments. In addition, interest on the Account, to be paid with each installment, shall be computed in the following manner:

                    (a) Subject to Section 12.1, the Company may, in its discretion, segregate a portion of its general assets equal to the Account balance and invest such portion in a short term, fixed income investment such as an interest bearing bank account or a money market account, in which event the interest credited with respect to the Account shall be
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          equal to the actual yield on the Company's account.

                    (b) In the event that the trustee of a grantor trust described in Section 12.1 holds funds that are intended by the Committee to be used to pay the death benefit, then the interest credited with respect to the Account shall be equal to the actual positive yield received by the trustee on the investment of such funds.

                    (c) If neither subsection (a) nor (b) is applicable, interest shall be credited at the prime rate of interest as reported in the national financial press reduced by 3% per annum, but in no event shall the interest rate determined under this subsection be less than 4% per annum.


IN WITNESS WHEREOF, this First Amendment has been executed as of August 29, 1996.


                              SMART & FINAL, INC.


                              By: /s/ JAMES E. ROBINSON
                                  --------------------------
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                                                                 EXHIBIT 10.56-2

                            SECOND AMENDMENT TO THE
                                  SMART & FINAL
                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

     The Smart & Final Supplemental Deferred Compensation Plan ("Plan"), as amended by the First Amendment dated as of is amended, effective as if included in the Plan as originally adopted; as follows:

     1. Section 2.9 of the Plan is hereby deleted and replaced with the following section:

          2.9 "Covered Compensation" means annual base salary and bonus, net of deferrals to any plan other than this Plan, and any other compensation designated by the Committee.

     2. Section 3.1 of the Plan is hereby amended to add the following sentence following the first sentence of Section 3.1:

          "Each Eligible Associate who has become a Participant in the Plan shall indicate in their Deferral Election, his selection for investment options pursuant to Section 5.3."

     3. Section 5.3 of the Plan is hereby deleted and replaced with the following section:

          5.3 The Committee shall specify two or more investment funds which shall serve as indices for the investment performance of amounts credited to the Accounts. The Committee shall also permit the total shareholder return on the Company's common stock to serve as an index for investment performance of amounts credited to the Accounts. The Accounts shall be adjusted to reflect the gain or loss such Accounts would experience had they actually been invested in the specified funds or in the Company's common stock at the relevant times. The Committee may vary the available investment funds from time to time, but not more frequently than quarterly. Subject to Section 5.5, the Participant may select his investment options for new Deferrals and Contributions, or for amounts already credited to his Account, once per calendar quarter effective as of the last day of such quarter.
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     4.   A new Section 5.5 is hereby added to the Plan to read as follows:

          5.5 Notwithstanding any other provision herein, amounts which are elected to be invested in the Company's common stock may not be moved out of such investment alternative. Such amounts shall be denominated and paid solely in shares of the Company's common stock.

     5. Section 6.6 of the Plan is hereby deleted and replaced with the following section:

          6.6 Subject to Section 5.5, all distributions of a Participant's Account shall be made in cash, and shall be subject to applicable withholding for taxes.

     6. In all respects, except as otherwise set forth herein, the Plan shall remain in force and effect.


IN WITNESS WHEREOF, this Second Amendment has been executed as of February 21, 1997.


                              SMART & FINAL, INC.


                              By: /s/ DONALD G. ALVARADO
                                  --------------------------------
                              Title: Senior Vice President
                                     -----------------------------

                              By: /s/ MARTIN A. LYNCH
                                  --------------------------------
                              Title: Executive Vice President, CFO
                                     -----------------------------